UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2006

THQ INC.
(Exact name of registrant as specified in charter)

Delaware	0-18813	13-3541686
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29903 Agoura Road Agoura Hills, California		91301
(Address of principal executive offices)		(Zip Code)

(818) 871-5000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02  Results of Operations and Financial Condition

On November 3, 2006, THQ Inc. (“THQ” or the “Registrant”) issued a press release announcing its preliminary financial results for the second fiscal quarter of 2007 and raising its net sales and EPS guidance for the full fiscal year.  A copy of the press release is attached hereto as Exhibit 99.1.

In addition to containing preliminary results determined in accordance with United States generally accepted accounting principles (“GAAP”), the earnings release attached as Exhibit 99.1 discloses the non-GAAP preliminary financial measures of operating income, gross profit, certain expenses (including sales and marketing, product development, general and administrative), net income and earnings per share for the second fiscal quarter of 2007, which exclude equity-based compensation, to allow for a better comparison of preliminary results in the second quarter of fiscal 2007 to those in the same prior year period that did not include FAS 123(R) equity-based compensation.  The non-GAAP financial measures included in the earnings release have been reconciled to the comparable GAAP results. The Registrant believes the non-GAAP measures that exclude equity-based compensation enhance the comparability of results against prior periods.  These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

Neither the information in this Form 8-K nor the information in the press release shall be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release dated November 3, 2006, relating to THQ’s preliminary financial results for the second fiscal quarter of 2007 and raising net sales and EPS guidance for the full fiscal year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, THQ has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

THQ INC.

	By:	/s/ Edward K. Zinser
Date: November 3, 2006		Edward K. Zinser,
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release dated November 3, 2006, relating to THQ’s preliminary financial results for the second fiscal quarter of 2007 and raising net sales and EPS guidance for the full fiscal year.